Exhibit 23.2

Amendment No. 3 to Registration Statement on Form S-3 filed August 28, 2003

Consent of Independent Accountants

We hereby consent to incorporation by reference in this Amendment No. 5 to Registration Statement on Form S-3 of our report dated 4 March, 2003, relating to the financial statements of Genmab A/S, for the year ended 31 December, 2002.

Copenhagen, Denmark, 13 February 2004

PricewaterhouseCoopers

Statsautoriseret Revisionsinteressentskab

/s/    Jens Roder

State Authorized Public Accountant